S&S DRAFT
                                                                          8/3/06

            U.S. TelePacific Holdings Corp. Completes Acquisition of
                           Mpower Holding Corporation

ROCHESTER, NY - August 4, 2006 - Mpower Holding Corporation, the parent company of Mpower Communications Corp., a leading provider of data and voice services to retail and wholesale business customers, today announced that it has completed its merger with U.S. TelePacific Holdings Corp. Under the terms of the merger agreement, Mpower stockholders will be entitled to receive $1.92 per share in cash, without interest.

About Mpower Holding Corporation
Founded in 1996, Mpower Holding Corporation is the parent company of Mpower Communications Corp., a leading facilities-based broadband communications provider offering a full range of data, telephony, Internet access and network services for retail business and wholesale customers in California, Nevada and Illinois. Further information about the company can be found at www.mpowercom.com.

About U.S. TelePacific Holdings Corp.
U.S. TelePacific Holdings Corp. is the parent company of TelePacific Communications, a leading provider of business telecommunications network solutions providing local, long-distance, data and Internet services to small-to-medium sized businesses in California and Nevada. Headquartered in California with local sales consultants, service, support and facilities, TelePacific Communications offers solutions, provisions service and provides customer service where its customers do business. For more information visit www.telepacific.com.

Forward-Looking Statements
Under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, certain statements contained in this press release regarding our and/or management's intentions, hopes, beliefs, expectations or predictions of the future are forward-looking statements. These forward-looking statements are not historical facts and are only estimates or predictions. Actual results may differ materially from those projected as a result of risks and uncertainties detailed from time to time in our filings with the Securities and Exchange Commission. We undertake no obligation to update publicly any forward-looking statements, whether as a result of future events, new information, or otherwise.